  As filed with the Securities and Exchange Commission on November 21, 2000.
                                                  Registration No.  333_________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                              Semtech Corporation
            (Exact name of registrant as specified in its charter)

             Delaware                                           95-2119684
   (State or other jurisdiction                               (IRS Employer
 of incorporation or organization)                       Identification Number)

       652 Mitchell Road, Newbury Park, California 91320 (805) 498-2111
                   (Address of Principal Executive Offices)

     Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan
                           (Full title of the plan)

                   John D. Poe                                                 Copies to:
      President & Chief Executive Officer                             Robert A. Miller, Jr., Esq.
              Semtech Corporation.                               Paul, Hastings, Janofsky & Walker LLP
                652 Mitchell Road                                        555 South Flower Street
          Newbury Park, California 91320                          Los Angeles, California  90071-2371
                  (805) 498-2111                                             (213) 683-6000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                          Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to be               Offering                     Aggregate               Amount of
     to be Registered            Registered /(1)/       Price Per Share /(1)/        Offering Price /(2)/      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       4,000,000                  $27.0625                  $108,250,000              $28,578
====================================================================================================================================

  (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also registered hereunder such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan.

  (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act. The proposed Maximum Aggregate Offering Price is based on the last sale price as quoted on NASDAQ National Market System on November 21, 2000 of $27.0625 per share.

                                   PART II/1/
                                           -

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

     (a)  The Annual Report on Form 10-K of Semtech Corporation (the "Company"
                                                                      -------
          or "Registrant") for the fiscal year ended January 30, 2000 (file No.
              ----------
          1-6395) filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as
           ----------
          amended (the "Exchange Act");
                        ------------

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000 filed with the Commission on June 15, 2000;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2000 filed with the Commission on September 14, 2000, as amended;

     (d) The Company's Definitive Proxy Statement for its annual meeting of stockholders held on June 8, 2000 filed with the Commission on May 8, 2000 (other than the portions thereof identified as not deemed filed with the Commission);

     (e) The Company's Current Report on Form 8-K filed with the Commission on September 1, 2000; and

     (f) The description of our common stock contained in our Registration Statement under the Exchange Act on Form 8-A filed with the SEC on May 28, 1986, including any amendments or reports filed for the purpose of updating the description of such common stock.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Items 4. Description of Securities

          Not applicable; the class of securities to be offered is registered under Section 12 of the Securities and Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

          Not applicable.

_____________________
/1/  Information required by Part I of Form S-8 is contained in a Section 10(a)
 -
prospectus to be distributed to each optionee and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers;

          Section 17, Article III, of our Bylaws, as amended, provides for indemnification of officers, directors, agents and employees of the Company generally consistent with the provisions of Section 145 of the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of holders or disinterested directors, or otherwise.

          As permitted by Section 102 of the Delaware General Corporation Law, our holders have approved and incorporated provisions into our Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to us and our holders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

          We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against us or our directors or officers, but to the extent a director or office were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

          The above discussion of the Company's Bylaws, Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Certificate of Incorporation, and statute.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits

Exhibit
-------

  4.1     Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan.

  5.1     Opinion of counsel as to legality of securities being registered.

  23.1    Consent of independent public accountants.

  23.2    Consent of counsel (included in Exhibit 5.1).

  24.1    Power of Attorney (included herein on the signature page).

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
     --------  -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on November 21, 2000.

                                   SEMTECH CORPORATION

                                   By:    /s/ John D. Poe
                                      -------------------------------------
                                             John D. Poe, President &
                                             Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John D. Poe and David G. Franz, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                   Title                                            Date
            ---------                                   -----                                            ----
/s/ John D. Poe                               Chief Executive Officer,                             November 21, 2000
---------------------------------
John D. Poe                             Director and Chairman of the Board
                                           (Principal Executive Officer)

/s/ David G. Franz, Jr.                        Vice President-Finance,                             November 21, 2000
---------------------------------
David G. Franz, Jr.                    Chief Financial Officer and Secretary
                                   (Principal Financial and Accounting Officer)

/s/ James P. Burra                                    Director                                     November 21, 2000
---------------------------------
James P. Burra

/s/ Rock N. Hankin                                    Director                                     November 21, 2000
---------------------------------
Rock N. Hankin

/s/ Allen H. Orbuch                                   Director                                     November 21, 2000
---------------------------------
Allen H. Orbuch

/s/ James T. Schraith                                 Director                                     November 21, 2000
---------------------------------
James T. Schraith

/s/ Jack O. Vance                                     Director                                     November 21, 2000
---------------------------------
Jack O. Vance

                                 EXHIBIT INDEX

Exhibits
--------

4.1       Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan.

5.1       Opinion of counsel as to legality of securities being registered.

23.1      Consent of independent public accountants.

23.2      Consent of counsel (included in Exhibit 5.1).

24.1      Power of Attorney (included herein on the signature page).